UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2013, Sagent Pharmaceuticals, Inc. (the “Company” or “we”) held our annual meeting of stockholders in Hoffman Estates, Illinois, at which three proposals were presented to the Company’s stockholders for consideration. The three proposals, each of which were described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2012 (the “Proxy Statement”), were: (1) to elect as the Class II directors the nominees named in the Proxy Statement; (2) to ratify the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and (3) to hold an advisory vote to approve the compensation of the Company’s named executive officers. A total of 25,887,818 shares, or 91.99%, of our issued and outstanding shares of common stock as of April 16, 2013, were represented in person or by proxy at the annual meeting. The final results for each of the matters submitted to a stockholder vote at the annual meeting are as follows:

Proposal 1.

Our stockholders elected the Class II directors named below to serve a three-year term until our 2016 annual meeting of stockholders or until their successors have been duly elected and qualified, or until their earlier resignation, removal or death. The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Mary Taylor Behrens	25,075,825	0	173,883	638,110
Anthony Krizman	25,175,266	0	74,442	638,110

Proposal 2.

Our stockholders ratified the retention of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The votes regarding this proposal were as follows:

For	Against	Abstain
25,887,278	540	0

Proposal 3.

Our stockholders approved, in an advisory vote, the compensation of our named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
22,793,296	2,425,097	31,315	638,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: June 14, 2013		/s/ MICHAEL LOGERFO
	Name:	Michael Logerfo
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary